COOPERS
&LYBRAND                                       Coopers & Lybrand L.L.P.


                                               a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Global Investment Portfolios:


          Global Consumer Products and Services Portfolio
          Global Financial Services Portfolio
          Global Infrastructure Portfolio
          Global Natural Resources Portfolio



We consent to the inclusion in Post Effective Amendment No. 4 to the Registration Statement of Global Investment Portfolios on Form N-1A (File No. 811-8454) of our report dated December 13, 1996 on our audit of the financial statements and financial highlights of the above referenced funds which report is included in the Annual Report to Shareholders for the year ended October 31, 1996 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Financial Statements."




                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 24, 1997

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

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